EXHIBIT 16

Affiliated Fund
     Post Effective Amendment No. 68

Results of a $1,000 investment reflecting the maximum sales charge and the reinvestment of all distributions for:

         Periods Ending October 31, 1995

         One                                Five                   Ten
         Year                               Years                  Years

         $1,136 ERV                       $2,015 ERV             $3,458 ERV

SEC Formula for calculating Average
Annual Rate of Total Return:

 P = (1+T)N = ERV,

 WHERE:

 P = $ 1,000                        P = $1,000                  P = $ 1,000

 N = 1                              N = 5                       N = 10

 ERV = $1,136                       ERV = $2,015                ERV = $3,458

                       T = Average annual total return

One year                  Five years                          Ten years

1000(1+T)1 = $1,136      1000(1+T)5  = $2,015           1000(1+T)10 = $3,458

(1 + T)1   = 1,136           (1+T)5  =  2,015            (1+T)10     = 3,458
             -----                      -----                          -----
             1,000                      1,000                          1,000

(1 + T)    = 1,136           (1+T)   = (2,015).20        (1+T)   = (3,458).10
             -----                      -----                      -------
             1,000                      1,000                       1,000

T         = 1,136-1          T   =    (2,015).20-1       T     =  (3,458).10-1
            -------                   -------                     -------
            1,000                      (1,000)                    (1,000)

T = +13.60                    T    = +15.04              T   = +13.21

                                                                   EXHIBIT 16



Calculation of yield appearing in the Statement of Additional Information for the Affiliated Fund Post-Effective Amendment No. 68 on Form N-1A.



                                    YIELD FORMULA

                                 For the 30 Days
                             Ended October 31, 1995

                           YIELD = 2[(a-b + 1)6 -1]  = 2.20%
                                            cd

Where:            a  =  Fund  dividends and interest earned  during  the  period in the amount of $11,880,323.

                  b  =  Fund expenses  accrued for the period (net of
                        reimbursements)  in the  amount of $3,147,741.

                  c  =  the average daily number of Fund shares outstanding
                        during the period that were entitled to receive dividends were 413,995,948.

                  d  =  the  maximum  offering  price  per  Fund  share on the last day of the period was $12.71.